UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 15, 2015
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(412) 434-3131

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On April 16, 2015, PPG Industries, Inc. issued the press release attached hereto as Exhibit 99, which is incorporated by reference herein. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), or otherwise subject to the liability of that section, except if PPG specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.05	Costs Associated with Exit or Disposal Activities
On April 15, 2015, the Company approved a business restructuring plan which includes actions necessary to achieve cost synergies related to recent acquisitions. In addition, the program aims to further right-size employee headcount and production capacity in certain businesses and regions based on current product demand, as well as reductions in various global administrative functions. A pre-tax restructuring charge of $135 million to $140 million will be recorded in PPG's second quarter 2015 financial results, of which about 85% represents employee severance and other cash costs. The restructuring actions will impact about 1,700 employees.
This restructuring initiative is detailed in the Company's April 16, 2015 press release, a copy of which is attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished as part of this Report

Exhibit Number	Description

99	Press release of PPG Industries, Inc. dated April 16, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 16, 2015	By:	/s/ Frank S. Sklarsky
Frank S. Sklarsky
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99	Press release of PPG Industries, Inc. dated April 16, 2015